UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2014

CAMAC ENERGY INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34525	30-0349798
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1330 Post Oak Blvd., Suite 2250, Houston, Texas 77056

(Address of principal executive offices) (Zip Code)

(713) 797-2940

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)     The board of directors of CAMAC Energy Inc. (the “Company”) has adopted, effective March 11, 2014, a plan of compensation for Dr. Kase Lukman Lawal, the Company’s Chairman and Chief Executive Officer. Under the plan, Dr. Lawal will receive an annual base salary of $400,000 and a discretionary cash performance bonus each year targeted at between 0-100% of his annual base salary, as determined by the board of directors. He will also be considered for annual grants of restricted stock and options of $800,000 at the discretion of the board under the Company’s 2009 Equity Incentive Plan. In addition, in recognition of his service as Chairman and Chief Executive Officer without compensation since April 2011, the board of directors has granted Dr. Lawal a special bonus of $1.6 million, payable in restricted stock under the Company’s 2009 Equity Incentive Plan, effective March 12, 2014. The restricted stock grant will vest 50% on the one-year anniversary of the date of grant and the balance on the two-year anniversary of the date of grant, subject to continued service with the Company on each such anniversary date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMAC Energy Inc.
Dated: March 17, 2014

	By:	/s/ Nicolas J. Evanoff
Nicolas J. Evanoff
Senior Vice President, General Counsel & Secretary